Exhibit 21

                         Subsidiaries of the Registrant
                         ------------------------------

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Name of Company                  State of Incorporation       Names under which the Company
                                                              does Business
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
Semotus Systems, Corp            British Columbia, Canada
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Datalink Communications, Corp    Nevada
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Cross Communications, Inc        Delaware
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Simkin, Inc.                     Delaware
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Wares on the Web, Inc            Delaware
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Five Star Advantage, Inc         Delaware                     Tech-ni-comm, Inc.
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Wizshop.Com, Inc                 Delaware
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